ARTICLES SUPPLEMENTARY

DREYFUS PREMIER INVESTMENT FUNDS, INC. (the "Corporation"), a Maryland corporation having its principal office in the state of Maryland in Baltimore, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:             Pursuant to authority expressly vested in the Board of Directors of the Corporation (the "Board") by Article FIFTH of the Articles of Incorporation of the Corporation, as amended (the "Charter"), the Board hereby classifies and reclassifies fifty million (50,000,000) authorized but unissued shares, $.001 par value per share, of Class A Common Stock of Dreyfus Diversified International Fund as Class Y Common Stock of Dreyfus Diversified International Fund.

SECOND:         Pursuant to authority expressly vested in the Board by Article FIFTH of the Charter, the Board hereby further classifies and reclassifies twenty-five million (25,000,000) authorized but unissued shares, $.001 par value per share, of Class C Common Stock of Dreyfus Diversified International Fund as Class Y Common Stock of Dreyfus Diversified International Fund.

THIRD:            Pursuant to authority expressly vested in the Board by Article FIFTH of the Charter, the Board hereby further classifies and reclassifies twenty-five million (25,000,000) authorized but unissued shares, $.001 par value per share, of Class I Common Stock of Dreyfus Diversified International Fund as Class Y Common Stock of Dreyfus Diversified International Fund.

FOURTH:         Immediately before the classification and reclassification of shares as set forth in Articles FIRST, SECOND and THIRD hereof, the Corporation was authorized to issue five billion (5,000,000,000) shares, all of which are shares of Common Stock, which a par value of one tenth of one cent ($.001) per share, having an aggregate par value of five million dollars ($5,000,000), classified as follows:

Fund/Class (if applicable)	Shares Authorized
Dreyfus Diversified International Fund/Class A shares	200,000,000
Dreyfus Diversified International Fund/Class C shares	100,000,000
Dreyfus Diversified International Fund/Class I shares	100,000,000
Dreyfus Diversified International Fund/Class Y shares	100,000,000
Dreyfus Global Real Estate Securities Fund/Class A shares	100,000,000
Dreyfus Global Real Estate Securities Fund/Class C shares	50,000,000
Dreyfus Global Real Estate Securities Fund/Class I shares	400,000,000
Dreyfus Global Real Estate Securities Fund/Class Y shares	100,000,000
Dreyfus Large Cap Equity Fund/Class A shares	100,000,000
Dreyfus Large Cap Equity Fund/Class C shares	50,000,000
Dreyfus Large Cap Equity Fund/Class I shares	100,000,000
Dreyfus Large Cap Equity Fund/Class Y shares	100,000,000
Dreyfus Large Cap Growth Fund/Class A shares	100,000,000

Dreyfus Large Cap Growth Fund/Class C shares	50,000,000
Dreyfus Large Cap Growth Fund/Class I shares	100,000,000
Dreyfus Large Cap Growth Fund/Class Y shares	100,000,000
Dreyfus Global Infrastructure Fund/Class A shares	100,000,000
Dreyfus Global Infrastructure Fund/Class C shares	100,000,000
Dreyfus Global Infrastructure Fund/Class I shares	100,000,000
Dreyfus Global Infrastructure Fund/Class Y shares	100,000,000
Undesignated Common Stock	2,750,000,000
Total	5,000,000,000

FIFTH:             As hereby classified and reclassified, the total number of shares of stock which the Corporation has authority to issue remains five billion (5,000,000,000) shares, all of which are shares of Common Stock, having a par value of one tenth of one cent ($.001) per share and an aggregate  par value of five million dollars ($5,000,000), classified as follows:

Fund/Class (if applicable)	Shares Authorized
Dreyfus Diversified International Fund/Class A shares	150,000,000
Dreyfus Diversified International Fund/Class C shares	75,000,000
Dreyfus Diversified International Fund/Class I shares	75,000,000
Dreyfus Diversified International Fund/Class Y shares	200,000,000
Dreyfus Global Real Estate Securities Fund/Class A shares	100,000,000
Dreyfus Global Real Estate Securities Fund/Class C shares	50,000,000
Dreyfus Global Real Estate Securities Fund/Class I shares	400,000,000
Dreyfus Global Real Estate Securities Fund/Class Y shares	100,000,000
Dreyfus Large Cap Equity Fund/Class A shares	100,000,000
Dreyfus Large Cap Equity Fund/Class C shares	50,000,000
Dreyfus Large Cap Equity Fund/Class I shares	100,000,000
Dreyfus Large Cap Equity Fund/Class Y shares	100,000,000
Dreyfus Large Cap Growth Fund/Class A shares	100,000,000
Dreyfus Large Cap Growth Fund/Class C shares	50,000,000
Dreyfus Large Cap Growth Fund/Class I shares	100,000,000
Dreyfus Large Cap Growth Fund/Class Y shares	100,000,000
Dreyfus Global Infrastructure Fund/Class A shares	100,000,000
Dreyfus Global Infrastructure Fund/Class C shares	100,000,000
Dreyfus Global Infrastructure Fund/Class I shares	100,000,000

Dreyfus Global Infrastructure Fund/Class Y shares	100,000,000
Undesignated Common Stock	2,750,000,000
Total	5,000,000,000

SIXTH:            All authorized shares of the Corporation not designated or classified above remain available for future designation and classification by the Board.  The Corporation's Common Stock shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Corporation's Charter and shall be subject to all provisions of the Charter generally.

SEVENTH:       The Corporation is registered as an open-end investment company under the 1940 Act.

EIGHTH:          These Articles Supplementary were approved by a majority of the entire Board of the Corporation and are limited to changes expressly permitted by Section 2-105(a)(10) and (13) and Section 2-605 of the Maryland General Corporation Law to be made without action by the Corporation's stockholders.

IN WITNESS WHEREOF, Dreyfus Premier Investment Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President who acknowledges that these Articles Supplementary are the act of the Corporation, that to the best of his knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

DREYFUS PREMIER INVESTMENT FUNDS, INC.

By: /s/ Jeff Prusnofsky

Jeff Prusnofsky

Vice President

WITNESS:

 /s/ Janette E. Farragher
Janette E. Farragher
Secretary